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                                                                    EXHIBIT 10.U


                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

         This EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of October 2, 2003 by and among GulfTerra Energy Company, L.L.C., a Delaware limited liability company (the "COMPANY"), GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and Goldman Sachs & Co., a New York limited partnership (the "INVESTOR").

                                    RECITALS

         WHEREAS, GulfTerra GP Holding Company, a Delaware corporation ("HOLDING CO.") and the Investor are parties to that certain Purchase and Sale Agreement, dated October 2, 2003 (the "LLC PURCHASE AGREEMENT"), whereby the Investor will purchase from Holding Co. the Class A Membership Interests of the Company (as issued and outstanding on the date of determination, the "CLASS A MEMBERSHIP INTERESTS") from Holding Co.;

         WHEREAS, Holding Co. is a wholly owned indirect subsidiary of El Paso Corporation, a Delaware corporation ("EL PASO"), and El Paso has delivered guaranteed certain obligations of Holding Co. under the LLC Purchase Agreement pursuant to a Performance Guaranty, dated October 2, 2003 (the "GUARANTY"), in favor of the Investor;

         WHEREAS, the Partnership and the Investor are parties to that certain Purchase and Sale Agreement, dated October 2, 2003 (the "UNIT PURCHASE AGREEMENT," and with the LLC Purchase Agreement, the "PURCHASE AGREEMENTS"), whereby the Investor will purchase from the Partnership 3,000,000 newly issued Series A common units representing limited partner interests in the Partnership ("COMMON UNITS") from the Partnership;

         WHEREAS, Holding Co. is and, upon closing of the transaction contemplated by the LLC Purchase Agreement, Holding Co. and the Investor will be parties to that certain First Amended and Restated Limited Liability Company Agreement of the Company, dated October 2, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "COMPANY LLC AGREEMENT");

         WHEREAS, the Partnership and the Company have agreed that upon each such exchange, the Partnership will deliver the Class A Membership Interest received in such Exchange to the Company for cancellation, and the Company will cause the Incentive Distribution Rights (as defined herein) to be reduced as is provided in that certain Incentive Distribution Reduction Agreement, dated October 2, 2003, by and between the Company and the Partnership (the "REDUCTION AGREEMENT," and with the Purchase Agreements, the Guaranty, the Company LLC Agreement and this Agreement, the "TRANSACTION AGREEMENTS");

         WHEREAS, this Agreement provides for the holder of the Class A Membership Interest (the "HOLDER") to exchange such Class A Membership Interests for Common Units, subject to the terms and provisions set forth herein, and the Investor desires to limit the number of Common Units it or any subsequent holder ("HOLDER") receives at any one time pursuant to any such Exchange so as to not result in its direct and/or indirect beneficial ownership of 10% of any registered equity security covered by Section 16(a) of the Exchange Act (as defined herein);

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         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

                                   ARTICLE I

         SECTION 1.1 DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

         "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

         "AFFILIATE" shall have the meaning assigned to such term in the Company LLC Agreement.

         "AVAILABLE CASH" has the meaning assigned to such term in the Partnership Agreement.

         "BASIS" means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction about which the relevant Person has knowledge that forms or could form the basis for any specified consequence.

         "BREACH" means any breach, inaccuracy, failure to perform, failure to comply, conflict with, default, violation, acceleration, termination, cancellation, modification, or required notification.

         "CHANGE OF CONTROL" means, with respect to a Person, the acquisition by another Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 50% or more of the Voting Stock of such Person; provided, however, that for purposes of this Agreement, any Change of Control of El Paso shall not constitute a Change of Control of the Company or the Class B Member and any Change of Control of The Goldman Sachs Group, Inc. or Goldman Sachs & Co. shall not constitute a Change of Control of the Class A Member and; provided, further, that any acquisition by an Affiliate of such Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 50% or more of the Voting Stock of such Person shall not constitute a Change in Control.

         "CLASS A QUARTERLY DISTRIBUTION" means the product of the amount of the distribution of Available Cash (as defined in the Partnership Agreement) by the Partnership to the Company with respect to its general partner interest in the Partnership and Incentive Distribution Rights times the Sharing Ratio (as defined in the Partnership Agreement) attributable to the Class A Membership Interest.

         "CLASS B MEMBER" means Holding Co., or its successor, in its capacity as the owner of the Class B Membership Interests of the Company (as issued and outstanding on the date of determination).

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         "CLASS B MEMBERSHIP INTEREST" means the Class B Membership Interests of the Company issued and outstanding as of the date of determination.

         "CLOSING DATE" shall have the meaning assigned to such term in the Purchase Agreements.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON UNIT QUARTERLY DISTRIBUTION" means the quarterly distribution of Available Cash (as defined in the Partnership Agreement) paid by the Partnership to the holders of its Common Units pursuant to the terms of the Partnership Agreement.

         "COMPANY AVAILABLE CASH" shall have the meaning assigned to the term "Available Cash" in the Company LLC Agreement.

         "COMPETITOR" shall have the meaning assigned to such term in the Company LLC Agreement.

         "CONTRACT" means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

         "DILUTED BASIS" means, with respect to Limited Partnership Units as of a date of determination, (i) the number of issued and outstanding Limited Partnership Units and (ii) such additional number of Limited Partnership Units as are subject to issuance upon the conversion, exchange or exercise of non-participating, convertible or exchangeable equity, rights, options or warrants, securities of the Partnership or convertible indebtedness of the Partnership if, as of the date of such determination, the conversion, exchange or exercise rights of such equity securities, warrants or indebtedness are "in-the-money" and vested or otherwise then convertible into or exchangeable or exercisable for Limited Partnership Units pursuant to the terms and provisions of such securities.

         "ENFORCEABLE" means, with respect to a Contract, that it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any and successor federal statute, and the rules and regulations thereunder of the Commission or any successor governmental authority, all as shall be in effect at the time of determination.

          "GOVERNMENTAL AUTHORITY" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state,


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county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

         "HIGHEST INCENTIVE DISTRIBUTION SPLITS" shall have the meaning assigned to such term in the Company LLC Agreement.

         "INCENTIVE DISTRIBUTIONS" mean any amount of cash distributed to the Company, in its capacity as general partner of the Partnership, pursuant to terms and provisions of the Partnership Agreement which exceeds an amount equal to 1.0% of the aggregate amount of cash then being distributed to all of the partners.

         "INCENTIVE DISTRIBUTION RIGHT" means the right of the Company pursuant to the Partnership Agreement, as the holder the 1.0% general partner interest in the Partnership, to receive Incentive Distributions.

         "INITIAL EXCHANGE" has the meaning assigned to such term in Section
2.7.

         "LAW" means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now and hereinafter in effect.

         "LIMITED PARTNERSHIP UNITS" means Common Units and any other equity securities of the Partnership that represent a participating interest in quarterly distributions of Available Cash made by the Partnership to its limited partners.

         "ORDER" means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.

         "PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of the Limited Partnership of the Partnership, as amended, restated, supplemented or otherwise modified from time to time.

         "PERSON" means any individual or entity, including any corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority (or any department, agency or political subdivision thereof).

         "REGISTRABLE SECURITIES" means each Common Unit, each Exchange Unit to be issued pursuant to Article II hereof and each Tag/Drag Unit to be issued pursuant to the Company LLC Agreement until, in the case of any such security,
(A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the applicable holding period under Rule 144(k) under the Securities Act or (iii) its sale to the public pursuant to Rule 144 under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), any legends with


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respect to transfer restrictions are removed or removable in accordance with the terms of such legend.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder of the Commission or any successor governmental authority, all as shall be in effect at the time of determination.

         "THREATENED" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that an Action or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "UNDERWRITTEN OFFERING" means an offering in which Common Units are sold to an underwriter for reoffering to the public.

         "VOTING STOCK" shall have the meaning assigned to such term in the Company LLC Agreement.

                                   ARTICLE II
                                    EXCHANGES

         SECTION 2.1 EXCHANGE RIGHT. Subject to the provisions of this Article II, the holder of the Class A Membership Interests (the "HOLDER") shall have the right (the "EXCHANGE RIGHT") to make a one-time election, which once made shall be irrevocable, to contribute all (but not less than all) of such Class A Membership Interests to the Partnership in exchange (whether through one or more exchanges, pursuant to this Agreement, each an "EXCHANGE") for a number of Common Units (the "EXCHANGE UNITS") derived by dividing the most recent Class A Quarterly Distribution prior to the date of the Initial Exchange by (ii) the amount per unit distributed to each holder of a Common Unit in respect of the most recent Common Unit Quarterly Distribution prior to the date of the Initial Exchange (the "EXCHANGE FORMULA"); provided, however, that in no event shall the sum of the number of Exchange Units that are to be issued pursuant to this Agreement exceed 9.9% of the sum of the total number of Limited Partnership Units (determined on a Diluted Basis) on the date of the Initial Exchange plus the number of the Exchange Units to be issued in the Initial Exchange and any subsequent Exchanges (the "HARD CAP").

         SECTION 2.2 ADJUSTMENTS.

         (a) If the amount of the most recent Class A Quarterly Distribution prior to the date of the Initial Exchange was impacted to any material extent by a non-recurring, extraordinary or other similar event, in calculating the Exchange Formula, the parties shall use the most recent Class A Quarterly Distribution not impacted to any material extent by a non-recurring, extraordinary or similar event (the "PRIOR CLASS A DISTRIBUTION") in lieu of the most recent Class A Quarterly Distribution.

         (b) If during the time period commencing on the date of the most recent Class A Quarterly Distribution (or in the case where Section 2.2(a) is deemed applicable, the date of the Prior Class A Distribution) preceding the date of the Initial Exchange and ending on the date of


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the Initial Exchange, the Partnership has issued limited partner interests or increased or decreased (or declared an increase or decrease) in its regular quarterly distribution of Available Cash to holders of its Common Units, in calculating the Exchange Formula, the parties shall use a pro forma Class A Quarterly Distribution amount that assumes that any and all such issuances or increases or decreases occurred in such quarter; provided, however, no pro forma adjustment shall be made for a distribution impacted to any material extent by a non-recurring, extraordinary or similar event.

         SECTION 2.3 EXERCISE; TOTAL NUMBER OF EXCHANGE UNITS.

         (a) To exercise the Exchange Right, the Holder shall deliver a written notice (an "EXCHANGE Notice") to each of the Company and the Partnership. Within five business days after the later of the receipt by the Company or the Partnership of such Exchange Notice, the parties shall mutually determine the total number of Exchange Units to be issued to the Holder in exchange for the Class A Membership Interests by application of the Exchange Formula (subject to the Hard Cap) (the "TOTAL NUMBER OF EXCHANGE UNITS") and execute an acknowledgement in the form attached hereto as Exhibit A (the "ACKNOWLEDGEMENT") that sets forth the Total Number of Exchange Units; provided, however, that if the Partnership or the Class B Member requires the Holder to exercise the Exchange Right pursuant to Section 2.5(b) below, no Exchange Notice need be submitted by the Holder and the parties shall instead mutually determine the Total Number of Exchange Units and execute the Acknowledgement within five business days after the receipt by the Holder of the written notice described in such Section 2.5(b); and provided, further, that if the parties are unable to agree upon the Total Number of Exchange Units (including the amount of any adjustment that may be required under Section 2.2 above), the determination shall be made in the manner provided in Section 2.3(b) below. After any determination pursuant to this Section 2.3, the Total Number of Exchange Units, as set forth in the Acknowledgement, shall thenceforth be fixed, subject to adjustment only pursuant to the anti-dilution provisions set forth in Section 2.9.

         (b) If the parties are unable to mutually agree on the Total Number of Exchange Units within the periods provided for in Section 2.3(a), each of the Holder, on the one hand, and the Company and the Partnership, on the other hand, shall select a firm of independent accountants of nationally recognized standing with which neither the Holder, on the one hand, or the Company and the Partnership, on the other hand, has any material current business relationship within five business days, which firms shall then mutually agree upon a third firm of independent accountants of nationally recognized standing and refer the matter to such third firm for resolution within five additional business days. Such third firm shall determine the Total Number of Exchange Units within 15 business days of such referral. The aggregate fees and expense of such firms shall be borne in the following manner: one-half by the Holder and one-fourth each by the Company and the Partnership. The determination of the Total Number of Exchange Units by such third firm shall be final, binding and conclusive on the parties.

         SECTION 2.4 SOFT CAP. Notwithstanding anything in this Article II to the contrary, in no event shall the number of Exchange Units that are issued to the Holder in any single Exchange exceed that number of Exchange Units that would result in the Holder and/or any of its affiliates directly or indirectly beneficially owning more than 9.9% of any class of equity security of the Partnership which is registered pursuant to Section 12 of the Exchange Act


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(calculated pursuant to Section 16(a) of the Exchange Act) (the "SOFT CAP");
provided, however, that the parties hereto hereby expressly acknowledge and agree that at all times during the term of this Agreement (a) the Holder shall have the sole duty and responsibility to determine that the number of Exchange Units issued in any Exchange does not exceed the Soft Cap and (b) neither the Partnership nor the Company shall have any obligation to make any independent calculation or otherwise confirm that the number of Exchange Units issued in any such Exchange does not exceed the Soft Cap limitation.

         SECTION 2.5 TIMING OF EXERCISE OF EXCHANGE RIGHT.

         (a) The Holder may exercise the Exchange Right at any time after the fifth (5th) anniversary of the Closing Date, subject to earlier exercise upon the occurrence of the events described in Section 2.5(c) below.

         (b) If (i) the Holder has not elected to exercise the Exchange Right prior to the seventh (7th) anniversary of the Closing Date, at any time thereafter, (ii) the Class B Member has exercised its "drag along" rights under
Section 3.11(b) of the Company LLC Agreement, or (iii) the Class A Member transfers the Class A Membership Interest to a Competitor or upon a Change of Control of the Class A Member that results in a Competitor beneficially owning 50% or more of the Voting Stock of the surviving entity, the Partnership (in the case of clauses (i) and (iii)) or the Class B Member (in the case of clause
(ii)) may elect to require the Holder to exercise the Exchange Right by delivering written notice to the Holder. The Exchange Formula applicable in the case of an election by the Partnership or the Class B Member under this Section
2.5 shall be calculated in the same manner as specified in Section 2.1 above (and in accordance with Sections 2.2, 2.10 and other applicable provisions of this Article II); provided, however, that in the case of clause (ii), (x) the Holder shall only be required to Exchange that portion of its Class A Membership Interest in excess of that portion for which it did not elect to, or is not permitted to, receive cash consideration pursuant to Section 3.11(b) of the Company LLC Agreement, (y) the value of the Exchange Units to be issued to the Holder shall not be less than the amount dictated by Section 3.11(b)(i) of the Company LLC Agreement and (z) the Exchange made pursuant thereto shall not be subject to the Soft Cap.

         (c) Notwithstanding the limitations on the Holder's right to exercise the Exchange Right in Section 2.5(a), the Holder may exercise the Exchange Right
(i) upon the public announcement of execution of definitive transaction documents relating to (and in no event later than 10 days prior to the consummation of such transaction) the (A) completion of a merger of the Partnership with another entity or (B) completion of the sale or other disposition by the Partnership or the Company of all or substantially all of its assets, or (ii) at any time during the 10 days prior to the completion of a direct or indirect Change of Control of Holding Co., (iii) at any time during the 10 days prior to the completion of a liquidation of the Partnership, (iv) at any time during the 10 days after the declaration by the Partnership of a distribution of Cash from Interim Capital Transactions (as such term is defined in the Partnership Agreement) or (v) at any time after the commencement of a voluntary or an involuntary bankruptcy or similar proceeding against El Paso Corporation or any of its material subsidiaries (including Holding Co. or the Company), if at the time of such exercise there is then pending a proceeding seeking payment pursuant to ERISA from the Company of any amounts due relating to the termination of a benefit plan subject to ERISA or (vi) at the closing of the sale or contribution by the Company of the


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Highest Incentive Distribution Splits, which sale or contribution is effected in accordance with Section 3.12 of the Company LLC Agreement, if the Holder has timely delivered to the Class B Member the notice of such Exchange Right in accordance with Section 3.12 of the Company LLC Agreement; provided, however, that the foregoing provisions of clauses (i) and (ii) shall not apply if such merger, sale, disposition or Change of Control also triggers the "drag along" rights of Holding Co. contained in Section 3.11(b) of the Company LLC Agreement; and provided, further, that in the case of clause (v) that the Holder may only Exchange that portion of its Class A Membership Interest such that, immediately following such Exchange, the Holder retains not less than 1% of the total Membership Interests (as defined in the Company LLC Agreement) in the Company issued and outstanding at such time.

         SECTION 2.6 EXCHANGE PROCEDURES.

         (a) Within five business days after the execution of the Acknowledgement, the Holder shall deliver written notice to each of the Company and the Partnership which notice must include a determination, made in good faith, that either (i) the total number of Exchange Units set forth in the Acknowledgement can be issued to the Holder in compliance with the Soft Cap limitation or (ii) a lesser number of Exchange Units must be issued to the Holder in order to maintain compliance with the limitations of the Soft Cap (the "CONFIRMATION NOTICE"). The Holder shall have sole responsibility and liability for determining the number of Exchange Units so included in the Confirmation Notice. The Company and the Partnership shall be entitled to rely, without independent investigation, entirely upon the number of Exchange Units set forth in the Confirmation Notice by the Holder as to the number of Exchange Units that may be issued to the Holder in compliance with the Soft Cap limitation, and the parties hereto hereby expressly acknowledge and agree that neither the Partnership nor the Company shall have any obligation to make any independent calculation or otherwise confirm that the number of Exchange Units issued complies with the Soft Cap limitation. The Holder shall also deliver to the Partnership, along with such Confirmation Notice, a certificate (a "CLASS A CERTIFICATE") representing not less than the portion of the Class A Membership Interest that is to be exchanged at that time. Within five business days after receipt by the Partnership of a valid Confirmation Notice and Class A Certificate conforming to the requirements of this Section 2.6, the Partnership shall issue to the Holder such number of Exchange Units set forth in the Confirmation Notice in fully certificated form. If such Class A Certificate represents more than the percentage ownership interest in the Company to be exchanged, a new Class A Certificate representing the percentage ownership interest not so exchanged shall be reissued to the Holder.

         (b) Notwithstanding the foregoing, if any Exchange is effected hereunder following the record date established by the Partnership for its Common Unit Quarterly Distribution for a particular calendar quarter but prior to the record date to be established by the Company for its distribution of Company Available Cash for such quarter, the Holder shall be entitled to receive, upon the date of distribution by the Company, the Class A Quarterly Distribution as if it were still an owner of such Class A Membership Interest on the record date of the Company for its distribution of Company Available Cash for such quarter. For the sake of clarity and to assure that no negative inference is drawn from the language immediately above, in all other circumstances, the Class A Member will be entitled to any distribution from the Company and/or the Partnership if it is the owner of a membership interest of the Company (including any unexchanged Class A Membership Interest) or partnership interest of the Partnership,


                                       8
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respectively, on the applicable record date established for such distribution subject to the provisions of the Company LLC Agreement and the Partnership Agreement. .

         SECTION 2.7 ADDITIONAL EXCHANGES.

         (a) If the effect of the application of the Soft Cap is to cause the Partnership to issue less than the Total Number of Exchange Units to the Holder in the initial Exchange pursuant to this Article II (the "INITIAL EXCHANGE"), on the first business day of each fiscal quarter of the Partnership commencing thereafter the Holder shall provide written notice (an "UPDATE NOTICE") to the Company and Partnership which must include a determination, made in good faith, whether the Holder may receive additional Exchange Units in compliance with the limitations of the Soft Cap and, if so, the requested number of additional Exchange Units to be issued to the Holder ("ADDITIONAL EXCHANGE UNITS") in exchange for the contribution of a corresponding portion (calculated in accordance with the Exchange Formula) of the Holder's remaining Class A Membership Interests; provided, however, that the maximum number of Additional Exchange Units that the Holder may request to be issued pursuant to any Update Notice, and that the Partnership shall be obligated to issue in response thereto, may not exceed the lesser of (i) the excess of the Total Number of Exchange Units over the sum of all Exchange Units issued to the Holder prior to the date of such Update Notice (including Exchange Units issued in the Initial Exchange and all Additional Exchange Units issued in any subsequent Exchanges) and (ii) the maximum number of Additional Exchange Units that may be issued to the Holder in compliance with the limitation of the Soft Cap; provided, further, the Company and the Partnership shall be entitled to rely, without independent investigation, entirely upon the number of Additional Exchange Units set forth by the Holder in the Update Notice as to the number of Exchange Units that may be issued to the Holder in compliance with the limitation set forth in clause
(ii) above, and the parties hereto hereby expressly acknowledge and agree that neither the Partnership nor the Company shall have any obligation to make any independent calculation or otherwise confirm that such number of Additional Exchange Units issued complies with the limitation set forth in clause (ii) above.

         (b) If the Partnership receives a valid Update Notice requesting the issuance of Additional Exchange Units, the Holder shall also deliver to the Partnership, along with such Update Notice, a Class A Certificate representing not less than the portion of the Class A Membership Interest that is to be exchanged for such Additional Exchange Units. Within five business days of receipt of such Update Notice and Class A Certificate conforming to the requirements of Sections 2.7(a) and 2.7(b), the Partnership shall issue to the Holder such number of Additional Exchange Units requested in the Update Notice in fully certificated form and, if such Class A Certificate represents more than the percentage ownership interest in the Company to be exchanged, a new Class A Certificate represented the percentage ownership interest not so exchanged shall be reissued to the Holder.

         SECTION 2.8 EXCHANGE PERIOD. If the Partnership issues less than the Total Number of Exchange Units in the Initial Exchange, the period from the date of such Initial Exchange through the date of the Exchange after which all of the Total Number of Exchange Units will have been issued to the Holder shall be known, for purposes of the Company LLC Agreement, LLC Purchase Agreement or otherwise, as the "EXCHANGE PERIOD."

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

         SECTION 2.9 REFLECTION OF REDUCED SHARING RATIO. Promptly following each Exchange pursuant to this Article II, (a) the Company's Register (as defined in the Company LLC Agreement) shall be updated in compliance with the procedures set forth therein to reflect the reduced Sharing Ratio (as defined in the Company LLC Agreement) attributable to the Class A Membership Interests as a result of such Exchange, such reduction to be effective as of the same date as the date of the effectiveness of the amendment to the Partnership Agreement referred to in Section 3.3 that corresponds to such Exchange.

         SECTION 2.10 ANTI-DILUTION PROVISIONS. During the period that commences upon the date of the initial election to exercise the Exchange Right and continues for so long as less than the Total Number of Exchange Units have been issued to the Holder pursuant to the terms of this Article II, the excess of the Total Number of Exchange Units over the aggregate number of Exchange Units issued in all prior Exchanges (such excess, the "UNISSUED EXCHANGE UNITS") shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (a) Reorganization, Merger or Consolidation. If the Partnership reorganizes, merges, consolidates or otherwise combines with another Person in a transaction whereby all of the holders of Common Units will receive securities, property or assets of the Partnership or its successor payable with respect to or in exchange for each Common Unit held, lawful and adequate provision shall be made whereby the Holder shall have the right to receive (in lieu of the Unissued Exchange Units), upon each subsequent Exchange following the consummation of such transaction, the number of securities, property or assets of the Partnership or its successor resulting from such reorganization, merger, consolidation or other transaction as would have been issued or payable to the Holder if the Holder had held a number of Common Units equal to (and in lieu of) the total number of Unissued Exchange Units immediately prior to the consummation of such transaction. The foregoing provisions of this Section 2.10(a) shall similarly apply to successive reorganizations, mergers, consolidations or other applicable transactions and to the stock or securities of any other Person that are at the time receivable upon exercise of the Exchange Right.

         (b) Reclassification, etc. If the Partnership, by reclassification of securities or otherwise, changes the Common Units or any other securities as to which the Exchange Right may apply hereunder into the same or a different number of securities of any other class or classes, each subsequent Exchange in respect of Unissued Exchange Units shall thereafter represent the right to acquire upon each such Exchange such number and kind of securities as would have been issuable, as the result of such change, with respect to or in exchange for a number of Common Units equal to the total number of Unissued Exchange Units.

         (c) Subdivision or Combination; Unit Dividends. If the Partnership shall split, divide or combine its outstanding Common Units or declare and pay a dividend on its outstanding Common Units which consists of additional Common Units (including a split effected in the form of a dividend), then the total number of Unissued Exchange Units shall be adjusted, as of the opening of business on the effective date of such split, subdivision or combination or the day after the day upon which such dividend or other distribution is paid to unitholders, as the case may be, to a new total number of Unissued Exchange Units determined by multiplying the total number of Unissued Exchange Units immediately prior to such payment or other distribution by a fraction (i) the numerator of which shall be the total number of outstanding Common Units


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
immediately after such split, dividend, combination or distribution and (ii) the denominator of which shall be the total number of outstanding Common Units immediately prior to such split, dividend, combination or distribution.

         (d) Other Distributions on Common Units. If the Partnership shall make a distribution on its Common Units which consists of (i) limited partner interests of the Partnership other than additional Common Units, evidences of its indebtedness, or assets (including distributions of Cash from Interim Capital Transactions or securities (other than Common Units), but excluding distributions of Cash from Operations), then the Holder shall be entitled to receive, upon each Exchange for Unissued Exchange Units, that portion of any such distribution which the Holder would have been entitled to receive, had such Exchange occurred immediately prior to the record date of such distribution; provided, however, that if any such distribution consists of property which has a limited life or expiration date (including but not limited to options, warrants or similar instruments), the Holder shall be entitled to receive such property on the date of such distribution. At the time of the record date established for any such distribution, the Partnership shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this
Section 2.10(d).

         (e) Self Tender. If (i) the Partnership shall engage in a tender offer for more than 10% of the Common Units issued and outstanding at such time and
(ii) such tender offer is closed and payment is made for the Common Units purchased therein for a purchase price per unit that is at least 5% greater than the closing sales price per Common Unit on the trading day immediately preceding the announcement of such tender offer (the "PRE-TENDER VALUE"), then the Holder shall be entitled to receive, upon each Exchange for Unissued Exchange Units (in addition to such Exchange Units), the excess of the purchase price per Common Unit paid upon closing of the tender offer over the Pre-Tender Value per Common Unit multiplied by the total number of Unissued Exchange Units which would have been sold by the Holder if it tendered all of the Unissued Exchange Units to the Partnership in such tender offer. Upon the closing of any such tender offer, the Partnership shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Section 2.10(e).

         (f) No Other Adjustments. Other than specifically as set forth above in this Section 2.10, no adjustment shall be made to the total number Unissued Exchange Units as a result of or pursuant to the granting or issuance by the Partnership of additional Common Units, or any security convertible thereinto or exercisable or exchangeable therefore, including without limitation(i) the issuance of Common Units or any other security of the Partnership or any affiliate thereof (including securities convertible into or exchangeable for Common Units) pursuant to an underwritten public offering or a private placement, (ii) the issuance of Common Units or any other security of the Partnership or any affiliate thereof (including securities convertible into or exchangeable for Common Units) as consideration in an acquisition transaction,
(iii) the issuance of Common Units or any other security of the Partnership or any affiliate thereof (including securities convertible into or exchangeable for Common Units) in payment or satisfaction of any dividend upon or distribution to any class of unit or equity security of the Partnership other than Common Units and (iv) the issuance of options, restricted Common Units or "phantom" units exercisable for or that upon vesting become Common Units, or the issuance of Common Units upon the exercise or vesting or such options or rights, to officers, employees or directors of, or consultants to, the Partnership, the Company or any of their affiliates.

         (g) No Multiple Adjustments. In the event of any one circumstance which may give rise to an adjustment of the total number of Unissued Exchange Units under one or more of Sections 2.10(a) through 2.10(e) above, the Partnership may only apply the provisions of one of such paragraphs if necessary in order to avoid unreasonable results given the circumstances, such determination to be made in the Partnership's good faith and reasonable discretion; provided, however, that a series of steps in a transaction or action shall not be considered one circumstance for the purposes of this Section 2.10(g).

         (h) Calculation of Adjustments. Upon each occurrence of an event causing an adjustment pursuant to this Section 2.10, the Partnership will promptly (i) calculate such adjustment and retain a record of such calculation at its principal office and (ii) deliver to the Holder a certificate signed by an appropriate officer on behalf of the Partnership, setting forth in reasonable detail the event requiring the adjustment, the method of calculation of the adjustment, and the number of Unissued Exchange Units and/or other securities, property or assets after giving effect to such adjustment (an "ADJUSTMENT CERTIFICATE"). If the Holder does not agree with such calculation, the Holder shall give written notice (an "ADJUSTMENT DISPUTE NOTICE") to the Company and the Partnership within ten business days of the receipt of such Adjustment Certificate. If the parties are unable to mutually agree on the calculation of such adjustment within five business days of receipt by the Company and the Partnership of such Adjustment Dispute Notice, the parties shall each select a firm of independent accountants of nationally recognized standing within five business days, which firms shall then mutually agree upon a third firm of independent accountants of nationally recognized standing and refer the matter to such third firm for resolution within five additional business days. Such third firm shall determine the amount of such adjustment to the Total Number of Exchange Units within 15 business days of such referral. The aggregate fees and expense of such firms shall be borne in the following manner: one-half by the Holder and one-half by the Partnership. The determination by such firm of the calculation of the adjustment described in the Adjustment Notice shall be final, binding and conclusive on the parties.

         SECTION 2.11 NONSEPARABILITY. The Exchange Right is not separable from the Class A Membership Interest. If the Investor or any subsequent Holder of the Class A Membership Interests transfers such interests (which transfer may only be made in compliance with applicable provisions of the Company LLC Agreement), the Exchange Right shall be transferred to such transferee who shall then constitute the Holder hereunder.

         SECTION 2.12 NYSE LISTING. Prior to the issuance of any Exchange Units pursuant to this Article II, the Partnership shall cause such Exchange Units to be approved for listing on the New York Stock Exchange or such other exchange or quotation system on which the Common Units are then listed.

                                  ARTICLE III
                                   [RESERVED]

                                   ARTICLE IV
                               REGISTRATION RIGHTS

         SECTION 4.1 SHELF REGISTRATION STATEMENT. Within 30 days after the Closing Date (the "INITIAL SHELF FILING DEADLINE"), the Partnership shall file with the Commission a "shelf" registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (the "INITIAL SHELF REGISTRATION STATEMENT") providing for the resale of an aggregate of (i) the 3,000,000 Common Units purchased by the Investor pursuant to the Unit Purchase Agreement plus (ii) such number of Exchange Units that may be issued to the Holder pursuant to Article II based on the number of Common Units outstanding on the Closing Date.

         SECTION 4.2 ADDITIONAL COMMON UNITS. If the Initial Shelf Registration Statement, even if supplemented or amended, does not have sufficient availability to provide for the resale of (x) Exchange Units issued to the Holder or (y) any Common Units issued to the Holder by the Partnership pursuant to the provisions in the Company LLC Agreement relating to the exercise by the Holder or the Class B Member, as the case may be, of their respective "tag along" or "drag along" rights provided therein ("TAG/DRAG UNITS"), the Holder may request that the Partnership file with the Commission one additional "shelf" registration statement on Form S-3 pursuant to Rule 415 under the Securities Act to accommodate any resale of Tag/Drag Units or Exchange Units in such amounts as are requested at such time by the Holder in writing (a "SHELF NOTICE"). The Partnership shall file such additional "shelf" registration statement (with the Initial Shelf Registration Statement, a "SHELF REGISTRATION STATEMENT"), if any, within 30 days after receipt by the Partnership of a written request from the Holder (with the Initial Shelf Filing Deadline, a "SHELF FILING DEADLINE").

         SECTION 4.3 EFFECTIVENESS.

         (a) Subject to the provisions of this Article IV, the Partnership shall use its best efforts to cause (i) the Initial Shelf Registration Statement to be declared effective prior to the expiration of the Initial Lock-up Period (as defined below) (the "INITIAL EFFECTIVENESS TARGET DATE") and (ii) any subsequent Shelf Registration Statement to be declared effective no later than 90 days after delivery to the Partnership by the Holder of a Shelf Notice (with the Initial Effectiveness Deadline, the "EFFECTIVENESS TARGET DATE") and in either case shall use best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to assure that it is available for resale of the Common Units by the Holder and that it conforms in all material respects with the requirements the Securities Act, in each case during the entire period (the "EFFECTIVENESS PERIOD") beginning on the date such Shelf Registration Statement shall first be declared effective under the Securities Act and ending on the earlier to occur of (i) the sale pursuant to a Shelf Registration Statement of all of the Registrable Securities registered under such Shelf Registration Statement and (ii) the date on which all of the Common Units registered under such Shelf Registration Statement are no longer Registrable Securities.

         (b) The "INITIAL LOCK-UP PERIOD" shall be earliest to occur of a (i) the date that is the earlier of 90 days or the number of days agreed to by the Partnership and the underwriters in the applicable underwriting agreement as a lock-up period in connection with any primary offering of the Partnership that closes prior to November 30, 2003, (ii) waiver by the underwriters of any such offering of any lock-up related thereto, (iii) after the closing of any such offering, the date of any sale of common units by the Partnership, the Company, El Paso Corporation or its subsidiaries (other than pursuant to the exercise of existing options, warrants or similar securities or agreements or as consideration in an acquisition), or (iv) February 28, 2004.

         SECTION 4.4 INFORMATION FURNISHED BY HOLDER. The Holder shall furnish to the Partnership in writing, as soon as practicable after the Closing Date (in the case of the Initial Shelf Registration Statement) or after requesting the filing of an additional Shelf Registration Statement pursuant to Section 4.2, the information specified in Items 507 and 508 of Regulation S-K under the Securities Act and any other information reasonably requested by the Partnership for inclusion in the applicable Shelf Registration Statement pursuant to the Securities Act. Notwithstanding Sections 4.1 and 4.2, the Partnership shall not be required to file any such Shelf Registration Statement until the Holder has complied with the immediately preceding sentence. In addition, the Holder shall promptly furnish to the Partnership (i) any additional information required to be disclosed in such Shelf Registration Statement in order to make the information previously furnished to the Partnership by the Holder not materially misleading and (ii) any additional information as may be reasonably requested by the Partnership for inclusion in any new prospectus or prospectus supplement or post-effective amendment.

         SECTION 4.5 REGISTRATION PROCEDURES.

         (a) In connection with each Shelf Registration Statement, the Partnership shall comply with all the provisions of Section 4.5(b) hereof and shall, in accordance with Sections 4.1, 4.2, 4.3 and 4.4 hereof, prepare and file with the Commission each Shelf Registration Statement relating to the registration on Form S-3 under the Securities Act.

         (b) In connection with each Shelf Registration Statement and any related prospectus or prospectus supplement required by this Agreement to permit the sale or resale of Common Units, the Partnership shall:

                  (i) Subject to any notice by the Partnership in accordance with this Section 4.5(b) of the existence of any fact or event of the kind described in Section 4.5(b)(iii)(D), use its best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the related prospectus or prospectus supplement (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Registrable Securities during the Effectiveness Period, the Partnership shall file promptly an appropriate amendment or supplement to or a document to be incorporated by reference into the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause any such amendment to be declared effective and the Shelf Registration Statement and the related prospectus or prospectus supplement to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding anything in this Agreement to the contrary, the Partnership may suspend the effectiveness or use of and elect not to keep current the Shelf Registration Statement by written notice to the Holder for a period not to exceed an aggregate of 30 days in any 90-day period (each such period a "SUSPENSION PERIOD") if:

                  (x) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Partnership's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (y) the Partnership reasonably determines that the disclosure of such event at such time would or could reasonably be expected to either (i) have a material adverse effect on the business or prospects of the Partnership and its subsidiaries, taken as a whole, or (ii) adversely affect a material financing, acquisition or other transaction (existing or planned);

provided, that (A) in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Partnership's ability to consummate such transaction, the Partnership may extend a Suspension Period from 30 days to 45 days and (B) the Suspension Periods shall not exceed an aggregate of 90 days in any 365-day period. The Holder, by its acceptance of a Registrable Security, agrees to hold in confidence any communication by the Partnership relating to an event described in Section 4.5(b)(i)(x) and (y) or Section 4.5(b)(iii)(D). Notwithstanding the foregoing, the Holder may not use the Shelf Registration Statement or related prospectus during the Initial Lock-up Period.

                  (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the prospectus.

                  (iii) Advise the underwriter(s), if any, and, in the case of
(A), (C) and (D) below, the Holder promptly and, if requested by such Persons, to confirm such advice in writing:

                  (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

                  (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the prospectus or for additional information relating thereto;

                  (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable

         Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; or

                  (D) of the existence (but not the nature) of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the related prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement, the related prospectus or any amendment or supplement thereto in order to make the statements therein not misleading.

         If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Partnership shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (iv) Furnish to counsel for the Holder and each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any prospectus included therein or any amendments or supplements to either of the Shelf Registration Statement or prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such counsel and underwriter(s), if any, for a period of three business days, and the Partnership will not file the Shelf Registration Statement or prospectus or any amendment or supplement to the Shelf Registration Statement or prospectus (other than documents incorporated by reference) to which such counsel or the underwriter(s), if any, shall reasonably object within three business days after the receipt thereof.

                  (v) Make available pursuant to a confidentiality and non-use agreement at reasonable times for inspection by one or more representatives of the Holder any underwriter, if any, participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by the Holder or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Partnership as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities and to supply all information reasonably requested by any such representative or representatives of the Holder, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that the Holder shall be responsible for ensuring that any such information shall be kept confidential and not used for any purpose other than as contemplated hereby.

                  (vi) If requested by the Holder or the underwriter(s), if any, incorporate in the Shelf Registration Statement or prospectus, pursuant to a prospectus supplement or post-effective amendment if necessary, such non-confidential information as the Holder and underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Registrable Securities, (2) information with respect to the number of Registrable Securities being sold, (3) the purchase price being paid therefor and (4) any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Partnership is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                  (vii) Furnish to the Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request in writing).

                  (viii) Deliver to the Holder and each of the underwriter(s), if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request.

                  (ix) In the event of an Underwritten Offering, the Partnership shall enter into a standard underwriting agreement with the underwriters and shall:

                  (A) upon request, furnish to the Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by the Partnership to underwriters in primary underwritten offerings, upon the date of closing of any sale of Registrable Securities in an Underwritten Offering:

                           (1) an officer's certificate, dated the date of such
                  closing, confirming, as of the date thereof, such matters as such parties may reasonably request;

                           (2) opinions, each dated the date of such closing, of
                  counsel (inside and outside) to the Partnership covering such matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities by the Partnership; and

                           (3) customary comfort letters, dated the date of such
                  closing, from the Partnership's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities; provided, that if the Partnership has used its best efforts to obtain such letters, the Partnership shall not be responsible if the accountants do not agree to deliver same;

                  (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 4.10 hereof with respect to all parties indemnified; and

                  (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause
         (A) above and with any
         customary conditions contained in the underwriting agreement or other agreement entered into by the Holder pursuant to this clause (ix).

                  (x) Before any public offering of Registrable Securities, cooperate with the Holder, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the Holder or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or reasonably advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Partnership shall not be required (A) to register or qualify as a foreign limited partnership or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

                  (xi) Cooperate with the Holder and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Registrable Securities to be in such denominations and registered in such names as the Holder or the underwriter(s), if any, may reasonably request within a reasonable time before any sale of Registrable Securities made by such underwriter(s).

                  (xii) Use its best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso in clause (x) above.

                  (xiii) Subject to Section 4.5(b)(i) hereof, if any fact or event contemplated by Section 4.5(b)(iii)(D) hereof shall exist or have occurred, use its best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (xiv) Provide CUSIP numbers for all Registrable Securities not later than the effective date of the Shelf Registration Statement and provide the transfer agent with certificates for the Common Units that are in a form eligible for transfer in accordance with applicable requirements.

                  (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

                  (xvi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

         (c) The Holder agrees that, upon receipt of any notice from the Partnership of the existence of any fact of the kind described in Section 4.5(b)(iii)(D) hereof, the Holder will, and will use its best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until:

                  (xvii) the Holder has received copies of the supplemented or amended prospectus contemplated by Section 4.5(b)(xiii) hereof; or

                  (xviii) the Holder is advised in writing by the Partnership that the use of the prospectus may be resumed.

If so directed by the Partnership, the Holder will deliver to the Partnership (at the Partnership's expense) all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering such Registrable Securities that was current at the time of receipt of such notice of suspension.

         SECTION 4.6 STOP TRANSFER INSTRUCTIONS. The Partnership may give such stop transfer instructions to its transfer agent as it shall deem reasonably necessary to prevent any sale of shares of Common Units under a Shelf Registration Statement at any time when the Holder is not permitted to make such a sale pursuant to this Article IV.

         SECTION 4.7 NO PIGGYBACK OR OTHER REGISTRATION RIGHTS. Other than as set forth in this Article IV, the Holder shall have no registration rights with respect to Common Units beneficially owned by the Holder (including any "piggyback" registration rights). In addition, the Partnership shall not be required to include any Common Units acquired by the Holder for resale under a Shelf Registration Statement other than the Common Units that constitute Registrable Securities under this Agreement.

         SECTION 4.8 REGISTRATION EXPENSES. The Partnership shall bear all expenses incident to the filing of any Shelf Registration Statement, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all fees and disbursements of counsel for the Partnership; (v) all application and filing fees in connection with listing or quoting, as the case may be, the Common Units on each securities exchange or automated quotation system on which the Common Units are then listed or quoted; and (vi) all fees and disbursements of independent certified public accountants of the Partnership (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, the Holder shall bear the all the cost of (x) any discount or selling commission incurred in connection with the sale of any of such Common Units and (y) any fees and disbursements of counsel for the Holder or any other professional advisors engaged by the Holder.

         SECTION 4.9 RULE 144. The Partnership covenants that it will file at times chosen by the Partnership any reports required to be filed by it under
Section 13 or 15(d) of the Exchange Act, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rule 144 under the Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission). Upon the reasonable request of the Holder, the Partnership will deliver to the Holder a written statement as to whether it has complied with such requirements. The Partnership further covenants that, upon the request of the Holder, it will take any further actions reasonably necessary to permit the Holder to transfer the Common Units under Rule 144, including, without limitation, causing any restrictive legends to be removed from any certificates representing Common Units in accordance with the terms of such legends.

         SECTION 4.10 INDEMNIFICATION.

         (a) For purposes of this Section 4.10, the following terms shall have the following meanings:

                  (i) "PRELIMINARY PROSPECTUS" means any preliminary prospectus supplement to the base prospectus included in a Shelf Registration Statement, together with such base prospectus, that describes the Common Units and the offering thereof, filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act and used prior to the filing of the Prospectus.

                  (ii) "PROSPECTUS" means the final prospectus supplement, in the form first filed pursuant to Rule 424(b) under the Act, together with the base prospectus included in the Shelf Registration Statement; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act.

                  (iii) "REGISTRATION STATEMENT" means the various parts of the Shelf Registration Statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus supplement to the base prospectus included in the Shelf Registration Statement, filed with the Commission after the date hereof pursuant to Rule 424(b) under the Act in accordance with this Article IV and deemed by virtue of Rule 430A under the Act to be part of the Shelf Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in such final prospectus supplement.

         (b) Each of the Partnership and the Company, jointly and severally, will indemnify and hold harmless the Holder against any losses, claims, damages or liabilities, joint or several, to which the Holder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder for any legal or other expenses reasonably incurred by the Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by the Holder expressly for use therein.

         (c) The Holder will indemnify and hold harmless the Partnership and the Company against any losses, claims, damages or liabilities to which either the Partnership, the Company or both may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Registration Statement or Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by the Holder expressly for use therein; and will reimburse the Partnership and the Company for any legal or other expenses reasonably incurred by the Partnership and the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under Sections 4.10(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 4.10 is unavailable to or insufficient to hold harmless an indemnified party under Sections 4.10 (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Partnership and the Company on the one hand and the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership and the Company on the one hand or Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Company and the Holder agree that it would not be just and equitable if contributions pursuant to this Section 4.10(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 4.10(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.10(e), the Holder shall not be required to contribute any amount in excess of the amount by which the aggregate consideration received by the Holder from the sale of any Registrable Securities pursuant to the relevant Shelf Registration Statement exceeds the amount of any damages which the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) The obligations of the Partnership and the Company under this
Section 4.10 shall be in addition to any liability which the Partnership and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Holder within the meaning of the Act; and the obligations of the Holder under this Section 4.10 shall be in addition to any liability which the Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Partnership or the Company within the meaning of the Securities Act.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each party to this Agreement hereby represents and warrants to each other party that the statements in this Article V are true and correct as of the date of this Agreement.

         (a) Such party is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization.

There is no pending or, to such party's knowledge, Threatened, Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of such party.

         (b) Such party has the entity power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated herein. Such party has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of such party's obligations hereunder, and the consummation of the transactions contemplated herein. This Agreement has been duly authorized, executed, and delivered by, and is Enforceable against, such party.

         (c) The execution and the delivery of this Agreement by such party and the performance and consummation of the transactions contemplated herein by such party will not (i) Breach any provision of its organizational documents, (ii) Breach any Law to which such party is subject, (iii) Breach any Contract or Order to which such party is a party or by which such party is bound or to which any of such party's assets is subject, or (iv) require any approval, consent, ratification, permission, waiver or authorization not already obtained, except in the case of clauses (ii), (iii) and (iv) as would not have a material adverse affect on the ability of such party to perform its obligations hereunder and consummate the transactions contemplated herein.

         SECTION 5.2 REPRESENTATION AND WARRANTY OF THE INVESTOR. The Investor represents and warrants to the Company and the Partnership that in acquiring Exchange Units, the Investor is not offering or selling, and shall not offer or sell any Exchange Units, for the Partnership in connection with any distribution of any of the Exchange Units, and the Investor does not have a participation and shall not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Exchange Units, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Units. The Investor is an "accredited investor" as such term is defined in Regulation D under the Securities Act. The Investor understands that none of the Exchange Units shall have been registered pursuant to the Securities Act or any applicable state securities laws, that the Exchange Units shall be characterized as "restricted securities" under federal securities laws and that under such laws and applicable regulations none of the Exchange Units can be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.


                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.1 NOTICES. All notices and other communications provided for or permitted under this Agreement shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  if to Investor:

                  Goldman Sachs & Co.
                  1 New York Plaza
                  New York, New York 10004
                  Facsimile: (212) 346 3124
                  Attention: Raanan Agus

                  with a copy to:

                  Goldman Sachs & Co.
                  1 New York Plaza
                  New York, New York 10004
                  Facsimile: (212) 346 3124
                  Attention: General Counsel

                  and a copy to:

                  Vinson & Elkins L.L.P.
                  666 Fifth Avenue
                  26th Floor
                  New York, New York 10103
                  Facsimile: (917) 206 8100
                  Attention: Mike Rosenwasser

                  if to the Company:

                  GulfTerra Energy Company, L.L.C.
                  c/o El Paso Corporation
                  1001 Louisiana Street
                  Houston, Texas 77002
                  Facsimile: (713) 445 8546
                  Attention: Tom Hart

                  with a copy to:

                  GulfTerra Energy Company, L.L.C.
                  c/o El Paso Corporation
                  1001 Louisiana Street
                  Houston, Texas 77002
                  Facsimile: (713) 420 4601
                  Attention: Mark Leland

                  and a copy to:

                  Andrews Kurth LLP
                  600 Travis
                  Suite 4200
                  Houston, Texas 77002
                  Facsimile: (713) 220 4285
                  Attention: G. Michael O'Leary

                  if to the Partnership:

                  GulfTerra Energy Partners, L.P.
                  Four Greenway Plaza
                  Suite 176
                  Houston, Texas 77046
                  Facsimile: (832) 676 1665
                  Attention: Mark Leland

                  with a copy to:

                  GulfTerra Energy Partners, L.P.
                  Four Greenway Plaza
                  Suite 176
                  Houston, Texas 77046
                  Facsimile: (832) 675 8163
                  Attention: Greg Jones

                  and a copy to:

                  Akin Gump Strauss Hauer & Feld LLP
                  1900 Pennzoil Place, South Tower
                  711 Louisiana Street
                  Houston, Texas 77002
                  Facsimile: (713) 236 0822
                  Attention: J. Vincent Kendrick

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business says after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         SECTION 6.2 TERMINATION. This Agreement shall terminate upon the later of (i) the conversion of all of the Class A Membership Interest to a Class B Membership Interest, (ii) the retirement of all of such Class A Membership Interest pursuant to the provisions of the Company LLC Agreement or (iii) such time that of the Common Units, Exchange Units and Tag/Drag Units are no longer Registrable Securities. Notwithstanding the foregoing, if any Registrable Securities are sold pursuant to Article IV hereof, the provisions of Section
4.10 hereof shall not terminate and shall survive indefinitely.

         SECTION 6.3 THIRD PARTY BENEFICIARY. Each of the parties specifically intends that the Class B Member shall be entitled to assert its rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to it (including, without limitation, Section 2.5(b)).

         SECTION 6.4 AMENDMENT. This Agreement may be amended or modified from time to time only by written agreement of all the parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an "amendment" to this Agreement.

         SECTION 6.5 SUCCESSORS AND ASSIGNS. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors and assigns. Except as expressly provided in the following sentence, no party may assign, transfer or otherwise alienate either this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other parties. Notwithstanding the immediately preceding sentence, the Holder can transfer Registrable Securities to its Affiliates so long as such transfer is made in accordance with the Securities Act and all of the Holder's obligations under this Agreement remain with Holder; provided, in the event of such a transfer, the Holder may enforce its rights under this Agreement on behalf of such Affiliate.

         SECTION 6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 6.7 ARTICLES AND SECTIONS; HEADINGS. Unless otherwise provided, all reference to Articles, Sections and paragraphs herein refer to Articles, Sections and paragraphs of this Agreement. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof.

         SECTION 6.9 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         SECTION 6.10 ENTIRE AGREEMENT. This Agreement, together with Transaction Agreements to which the parties hereto are party, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among such parties, written or oral, to the extent they relate in any way to the subject matter hereof.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           COMPANY

                                           GulfTerra Energy Company, L.L.C.

                                           By: /s/ JAMES H. LYTAL
                                               ---------------------------------
                                               James H. Lytal
                                               President


                                           PARTNERSHIP

                                           GulfTerra Energy Partners, L.P.

                                           By: GulfTerra Energy Company, L.L.C.,
                                               its general partner


                                           By: /s/ JAMES H. LYTAL
                                               ---------------------------------
                                               James H. Lytal
                                               President


                                           INVESTOR

                                           Goldman Sachs & Co.


                                           By: /s/ RAANAN AGUS
                                               ---------------------------------
                                           Name: Raanan Agus
                                                 -------------------------------
                                           Title: Managing Director
                                                  ------------------------------

                                    EXHIBIT A

                             FORM OF ACKNOWLEDGEMENT

      This Acknowledgment, dated as of        , 200 , is executed by Holder, the
Company and the Partnership (each, as defined in the Exchange and Registration Rights Agreement, dated October 2, 2003, among Goldman Sachs & Co., GulfTerra GP Holding Company and Gulf GulfTerra Energy Company, L.L.C. (the "EXCHANGE AGREEMENT"). Each of such parties hereby acknowledges and agrees that (i) the Total Number of Exchange Units (as defined in the Exchange Agreement) for purposes of the Exchange Agreement shall be the number set forth in the space below and (ii) such Total Number of Exchange Units may only be adjusted or modified pursuant to the provisions of the Exchange Agreement.



--------------------------------------
TOTAL NUMBER OF EXCHANGE UNITS
(as defined in the Exchange Agreement)



                                        HOLDER


                                        By:
                                            --------------------------
                                        Name:
                                        Title:

                                        COMPANY


                                        By:
                                            --------------------------
                                        Name:
                                        Title:

                                        PARTNERSHIP


                                        By:
                                            --------------------------
                                        Name:
                                        Title:



                                       A-1